Gannett Announces 2023 Results and Business Outlook

MCLEAN, VA — February 22, 2024 — Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) today reported its financial results for the fourth quarter ended December 31, 2023.

"In 2023, we made excellent progress executing on our strategy to drive our digital transformation, resulting in total digital revenues exceeding 41% of total revenues in the fourth quarter, and amounting to nearly $1.1 billion for the year. Over the past year, we’ve expanded our digital audience, improved engagement, grown the monetization of our audience, and driven significantly improved financial results over the prior year. Our digital-only subscription revenues surpassed $150 million in 2023, with total digital-only average revenue per user reaching a new high. Also, our partnership strategy increased our overall digital monetization, and importantly, we expect to generate $20 million in high margin revenue from our partnerships in 2024," said Michael Reed, Gannett Chairman, and Chief Executive Officer.

"In 2023, we achieved full year growth in both Adjusted EBITDA and free cash flow, representing an important change in trajectory compared to last year's declines. We also remained focused on improving our capital structure and, with over $140 million in debt repayments in 2023, we were able to significantly reduce our leverage during the year. As these results show, we are building momentum toward a sustainable digital growth business, with a strong balance sheet."

"As we look forward to 2024 and the next several years, we expect to capitalize on this progress and build to inflection in our revenue as we end 2024. Our business outlook reflects our investments in strategy and our prioritization of revenue and free cash flow growth while also maintaining ongoing profit improvements and further deleveraging. We believe 2024 is an important milestone in the foundation for creating sustainable growth for Gannett."

Fourth Quarter 2023 Digital Highlights:
•Total digital revenues of $277.1 million, or 41.4% of total revenues, up 2.9% versus the prior year
•Digital-only subscription revenues of $41.9 million grew 18.1% year-over-year
•Digital-only average revenue per user(1) of $7.05 increased 19.5% year-over-year
•Total digital-only paid subscriptions(1) were approximately 2.0 million, sequential growth of 1.6%
•187 million(2) global average monthly unique visitors in the fourth quarter of 2023, up 4.3% year-over-year
•Digital Media revenues of $78.8 million grew 3.9% year-over-year
•Digital Marketing Solutions core platform revenues(1) of $119.4 million decreased 0.3% year-over year
◦Record high core platform average revenue per user(1) of $2,663, up 2.1% year-over-year
◦Customer budget retention(3) was 95.4%, an increase of 50 basis points compared to the fourth quarter of 2022

Fourth Quarter 2023 Capital Structure Highlights:
•As of December 31, 2023, the Company had cash and cash equivalents of $100.2 million
(1) See "Key Performance Indicators" ("KPIs") below for information about our use of KPIs.
(2) 187 million average monthly unique visitors in the fourth quarter of 2023 with approximately 136 million average monthly unique visitors coming from our USA TODAY NETWORK (based on December 2023 Comscore Media Metrix®) and approximately 51 million average monthly unique visitors resulting from our U.K. digital properties (based on Adobe Analytics).
(3) Customer budget retention is calculated as 1 minus the average of churned budgets in a given month divided by starting budgets in the same period, averaged across the quarter.

•Total principal amount of debt outstanding as of December 31, 2023 was $1,130.6 million, including $642.0 million in first lien debt, which resulted in a First Lien Net Leverage(4) of 2.0x, a decrease of 24.6% compared to 2.7x as of the end of fiscal 2022
•During the fourth quarter of 2023, the Company repaid $23.9 million of debt. For the full year 2023, the Company repaid $141.6 million of debt

Full Year 2024 and Mid-Term 2025-2026 Business Outlook(5)
The Company presents its full year 2024 outlook and its mid-term outlook over the course of 2025 and 2026 below.
•Full Year 2024 Business Outlook(5)
•Total digital revenues are expected to grow approximately 10%
•Total revenues are expected to be down in the low to mid-single digits on a reported and same store basis(6)
•Net income attributable to Gannett is expected to improve, after excluding an impairment charge of approximately $45 million related to the exit of our McLean, Virginia office during the first quarter of 2024
•Adjusted EBITDA(6) is expected to grow versus the prior year
•Cash provided by operating activities is expected to grow versus the prior year
•Free cash flow(6) is expected to grow in excess(7) of the expected growth in Adjusted EBITDA(6)
•Real estate and non-strategic asset sales are expected to be in the range of $45 million and $50 million
•Full Year 2025 and Full Year 2026 Business Outlook(5)
•Total digital revenues are expected to accelerate with growth exceeding 10% year-over-year
◦Total digital revenues are expected to make up 50% of total revenues in 2025 and exceed 55% of total revenues in 2026
•Total revenues are expected to grow in the low single digits on a reported basis and same store basis(6)
•Net income attributable to Gannett is expected to improve to positive
•Adjusted EBITDA(6) is expected to exhibit ongoing growth
•Cash provided by operating activities is expected to grow with an estimated CAGR(8) of 30%
•Free cash flow(6) is expected to grow at an accelerated rate with an estimated CAGR(6)(8) of 40%

Additional Fourth Quarter 2023 Highlights:
•Total revenues of $669.4 million decreased 8.4% compared to the fourth quarter of 2022
◦Same store revenues(6) decreased 8.0% compared to the fourth quarter of 2022, reflecting a sequential improvement of 40 basis points compared to the third quarter of 2023
•Net loss attributable to Gannett of $22.9 million as compared with net income attributable to Gannett of $32.8 million in the fourth quarter of 2022 and a Net loss attributable to Gannett margin of 3.4% versus a net loss attributable to Gannett margin of 0.4% in the third quarter of 2023
(4) As of December 31, 2023, the First Lien Net Leverage ratio was calculated by subtracting cash on the balance sheet from the sum of both our five-year senior secured term loan facility (the "Senior Secured Term Loan") and 6% first lien notes due November 1, 2026 (the "2026 Senior Notes") and dividing that by Q4 2023 LTM Adjusted EBITDA. Our 6% Senior Secured Convertible Notes due 2027 are second lien as of the completion of the Senior Secured Term Loan refinancing in October 2021.
(5) Projections are based on Company estimates as of February 22, 2024 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any future acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.
(6) Adjusted EBITDA, Adjusted EBITDA margin, Free cash flow, Same store revenues, and Free cash flow CAGR are non-GAAP measures. See "Use of Non-GAAP Information" below for information about these non-GAAP measures.
(7) Capital expenditures are expected to increase as a result of investments in technology and products.
(8) Cash provided by operating activities CAGR and Free cash flow CAGR are based on 2023 to 2026 estimated growth rates.

•Adjusted EBITDA(6) totaled $74.1 million, a decrease of 18.0% compared to the fourth quarter of 2022
◦Sequential improvement of 24.5% compared to the third quarter of 2023
◦Adjusted EBITDA margin(6) of 11.1%, representing sequential improvement of 200 basis points compared to the third quarter of 2023
◦The prior year results included approximately $9.0 million related to employee furloughs which did not recur
•Cash provided by operating activities of $21.2 million, an increase of $13.4 million year-over-year
•Free cash flow(6) of $12.7 million, an improvement of $14.4 million year-over-year

Financial Highlights

In thousands	Fourth Quarter 2023	Full Year 2023
Revenues	$669,405	$2,663,550
Net loss attributable to Gannett	(22,892)	(27,791)
Adjusted EBITDA(9) (non-GAAP basis)	74,106	267,683
Adjusted Net loss attributable to Gannett(9) (non-GAAP basis)	(18,220)	(40,982)
Cash provided by operating activities	21,157	94,574
Free cash flow(9) (non-GAAP basis)	12,748	56,458
(9) Refer to "Use of Non-GAAP Information" below for the Company’s definition of Adjusted EBITDA, Adjusted Net loss attributable to Gannett, and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.

Earnings Conference Call

Management will host a conference call on Thursday, February 22, 2024 at 8:30 A.M. Eastern Time to review the financial and operating results for the period. A copy of the earnings release will be posted to the Investor Relations section of Gannett’s website, investors.gannett.com. The conference call may be accessed by dialing 1-877-451-6152 (from within the U.S.) or 1-201-389-0879 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference "Gannett Fourth Quarter Earnings Call" or access code "13742832". We use our website as a channel of distribution for important Company information and we use the investors.gannett.com website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. A simultaneous webcast of the conference call will be available to the public on a listen-only basis at investors.gannett.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, March 7, 2024 by dialing 1-844-512-2921 (from within the U.S.) or 1-412-317-6671 (from outside of the U.S.); please reference access code "13742832". A transcript of our earnings call held today also will be posted to the investors.gannett.com website.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a diversified media company with expansive reach at the national and local level dedicated to empowering and enriching communities. We seek to inspire, inform, and connect audiences as a sustainable, growth focused media and digital marketing solutions company. We endeavor to deliver essential content, marketing solutions, and experiences for curated audiences, advertisers, consumers, and stakeholders by leveraging our diverse teams and suite of products to enrich the local communities and businesses we serve. Our current portfolio of trusted media brands includes the USA TODAY NETWORK, comprised of the national publication, USA TODAY, and local media organizations in the United States, and Newsquest, a wholly-owned subsidiary operating in the United Kingdom. Our digital marketing solutions brand, LocaliQ, uses innovation and software to enable small and medium-sized businesses to grow, and USA TODAY NETWORK Ventures, our events division, creates impactful consumer engagements, promotions, and races.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our full year 2024 business outlook, our mid-term business outlook, statements regarding our business outlook, digital revenue performance and growth, growth in our Digital Marketing Solutions segment, growth of and demand for our digital-only subscriptions and audience, digital marketing and advertising services, digital revenues, monetization of our audience, print advertising trends and revenues, expected results of our targeting and pricing models, expectations regarding our cash from operating activities, free cash flows, compound annual growth rates ("CAGR"), revenues, net income (loss) attributable to Gannett, Adjusted EBITDA, same-store revenues and cash flows, expectations regarding our long-term growth, sustainable growth, and inflection in our revenue, our ability to create long-term stockholder value, our expectations, in terms of both amount and timing, with respect to debt repayment, our expected capital expenditures, expectations regarding real estate and non-strategic asset sales, the impact from changes at our McLean, Virginia property, our strategy, our partnerships, our ability to generate affiliate revenues, our ability to achieve our operating priorities, our long-term opportunities, economic impacts, our ability to navigate volatility, achieve our financial goals, optimize our capital structure and achieve optimal financial performance, our cost structure and future revenue and expense trends and our ability to influence trends. Words such as "expect(s)", believe(s)", "will", "outlook", "guidance", "estimate(s)", "project(s)", "focus", "building", and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Matt Esposito	Lark-Marie Anton
Investor Relations	Corporate Communications
703-854-3000	646-906-4087
investors@gannett.com	lark@gannett.com

# # #

GANNETT CO., INC.
CONSOLIDATED BALANCE SHEETS

Table No. 1
In thousands, except share data	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$100,180	$94,255
Accounts receivable, net of allowance for doubtful accounts of $16,338 and $16,697, respectively	266,096	289,415
Inventories	26,794	45,223
Prepaid expenses	36,210	46,205
Other current assets	14,957	32,679
Total current assets	444,237	507,777
Property, plant, and equipment, net	239,087	305,994
Operating lease assets	221,733	233,322
Goodwill	533,876	533,166
Intangible assets, net	524,350	613,358
Deferred tax assets	37,125	56,618
Pension and other assets	180,839	143,320
Total assets	$2,181,247	$2,393,555

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$293,444	$351,848
Deferred revenue	120,502	153,648
Current portion of long-term debt	63,752	60,452
Operating lease liabilities	45,763	44,872
Other current liabilities	10,052	6,218
Total current liabilities	533,513	617,038
Long-term debt	564,836	695,642
Convertible debt	416,036	405,681
Deferred tax liabilities	2,028	1,439
Pension and other postretirement benefit obligations	42,661	50,710
Long-term operating lease liabilities	203,871	219,109
Other long-term liabilities	100,989	108,563
Total noncurrent liabilities	1,330,421	1,481,144
Total liabilities	1,863,934	2,098,182
Commitments and contingent liabilities
Equity
Preferred stock, $0.01 par value per share, 300,000 shares authorized, none of which were issued and outstanding at December 31, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value per share, 2,000,000,000 shares authorized, 158,554,705 shares issued and 148,939,463 shares outstanding at December 31, 2023; 153,286,104 shares issued and 146,223,179 shares outstanding at December 31, 2022	1,586	1,533
Treasury stock, at cost, 9,615,242 shares and 7,062,925 shares at December 31, 2023 and December 31, 2022, respectively	(17,393)	(14,737)
Additional paid-in capital	1,426,325	1,409,578
Accumulated deficit	(1,027,192)	(999,401)
Accumulated other comprehensive loss	(65,541)	(101,231)
Total Gannett stockholders' equity	317,785	295,742
Noncontrolling interests	(472)	(369)
Total equity	317,313	295,373
Total liabilities and equity	$2,181,247	$2,393,555

GANNETT CO., INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

Table No. 2	Three months ended December 31,		Year ended December 31,
In thousands, except per share amounts	2023	2022	2023	2022
	(Unaudited)
Advertising and marketing services	$353,154	$375,567	$1,387,114	$1,496,137
Circulation	225,820	256,679	927,821	1,084,637
Other	90,431	98,418	348,615	364,529
Total revenues	669,405	730,664	2,663,550	2,945,303
Operating costs	419,644	455,123	1,692,031	1,860,353
Selling, general and administrative expenses	185,908	190,342	735,339	852,488
Depreciation and amortization	38,496	39,931	162,622	182,022
Integration and reorganization costs	6,009	27,520	24,468	87,974
Asset impairments	—	46	1,370	1,056
Loss (gain) on sale or disposal of assets, net	768	2,729	(40,101)	(6,883)
Other operating expenses	722	227	1,550	1,892
Total operating expenses	651,547	715,918	2,577,279	2,978,902
Operating income (loss)	17,858	14,746	86,271	(33,599)
Interest expense	26,969	28,526	111,776	108,366
Gain on early extinguishment of debt	(1,316)	(2,663)	(4,529)	(399)
Non-operating pension income	(2,375)	(7,590)	(9,382)	(58,953)
Other non-operating income, net	(4,105)	(4,896)	(5,429)	(5,707)
Non-operating expenses	19,173	13,377	92,436	43,307
(Loss) income before income taxes	(1,315)	1,369	(6,165)	(76,906)
Provision (benefit) for income taxes	21,581	(31,300)	21,729	1,349
Net (loss) income	(22,896)	32,669	(27,894)	(78,255)
Net loss attributable to noncontrolling interests	(4)	(98)	(103)	(253)
Net (loss) income attributable to Gannett	$(22,892)	$32,767	$(27,791)	$(78,002)

Interest adjustment to Net (loss) income attributable to Gannett for assumed conversions of the 2027 Notes, net of taxes	$—	$7,909	$—	$—
Net (loss) income attributable to Gannett for diluted earnings per share	$(22,892)	$40,676	$(27,791)	$(78,002)

(Loss) income per share attributable to Gannett - basic	$(0.16)	$0.24	$(0.20)	$(0.57)
(Loss) income per share attributable to Gannett - diluted	$(0.16)	$0.17	$(0.20)	$(0.57)

GANNETT CO., INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

Table No. 3	Year ended December 31,
In thousands	2023	2022
Operating activities
Net loss	$(27,894)	$(78,255)
Adjustments to reconcile net loss to operating cash flows:
Depreciation and amortization	162,622	182,022
Share-based compensation expense	16,567	16,751
Non-cash interest expense	21,199	21,303
Provision for deferred income taxes	11,514	2,549
Gain on sale or disposal of assets, net	(40,101)	(6,883)
Gain on early extinguishment of debt	(4,529)	(399)
Asset impairments	1,370	1,056
Pension and other postretirement benefit obligations	(13,917)	(80,012)
Change in other assets and liabilities:
Accounts receivable, net	34,135	44,943
Inventory	18,510	(7,434)
Prepaid expenses	16,680	3,244
Accounts payable and accrued liabilities	(65,094)	(23,653)
Deferred revenue	(29,971)	(30,076)
Other assets and liabilities	(6,517)	(4,380)
Cash provided by operating activities	94,574	40,776
Investing activities
Acquisitions, net of cash acquired	—	(15,432)
Purchase of property, plant, and equipment	(38,116)	(45,376)
Proceeds from sale of real estate and other assets	85,298	83,504
Change in other investing activities	(203)	(572)
Cash provided by investing activities	46,979	22,124
Financing activities
Payments of deferred financing costs	—	(1,652)
Borrowings of long-term debt	—	80,000
Repayments of long-term debt	(133,821)	(170,994)
Acquisition of noncontrolling interests	—	(2,050)
Treasury stock	(2,642)	(6,555)
Changes in other financing activities	952	(1,616)
Cash used for financing activities	(135,511)	(102,867)
Effect of currency exchange rate change on cash	(234)	1,152
Increase (decrease) in cash, cash equivalents and restricted cash	5,808	(38,815)
Cash, cash equivalents and restricted cash at beginning of year	104,804	143,619
Cash, cash equivalents and restricted cash at end of year	$110,612	$104,804

GANNETT CO., INC.
SEGMENT INFORMATION
(Unaudited)

Table No. 4	Three months ended December 31,		Year ended December 31,
In thousands	2023	2022	2023	2022
Revenues:
Domestic Gannett Media	$529,217	$590,078	$2,095,853	$2,379,806
Newsquest	58,178	56,089	233,980	234,630
Digital Marketing Solutions	120,384	121,112	477,909	468,883
Corporate and other	1,665	1,398	6,268	5,440
Intersegment eliminations	(40,039)	(38,013)	(150,460)	(143,456)
Total	$669,405	$730,664	$2,663,550	$2,945,303

USE OF NON-GAAP INFORMATION

The Company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a U.S. GAAP basis. These non-GAAP financial measures, which may not be comparable to similarly titled measures reported by other companies, should not be considered in isolation from or as a substitute for the related U.S. GAAP measures and should be read together with financial information presented on a U.S. GAAP basis.

The Company defines its non-GAAP measures as follows:

•Adjusted EBITDA is a non-GAAP performance measure the Company believes offers a useful view of the overall and segment operations of our business. The Company defines Adjusted EBITDA as Net income (loss) attributable to Gannett before: (1) Income tax expense (benefit), (2) Interest expense, (3) Gains or losses on the early extinguishment of debt, (4) Non-operating pension income, (5) Loss on convertible notes derivative, (6) Depreciation and amortization, (7) Integration and reorganization costs, (8) Other operating expenses, including third-party debt expenses and acquisition costs, (9) Asset impairments, (10) Goodwill and intangible impairments, (11) Gains or losses on the sale or disposal of assets, (12) Share-based compensation, and (13) certain other non-recurring charges. The most directly comparable U.S. GAAP measure is Net income (loss) attributable to Gannett.

•Adjusted EBITDA margin is a non-GAAP performance measure the Company believes offers a useful view of the overall and segment operations of our business. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total Operating revenues.

•Adjusted Net income (loss) attributable to Gannett is a non-GAAP performance measure the Company believes offers a useful view of the overall operations of our business and is useful to analysts and investors in evaluating the results of operations and operational trends. The Company defines Adjusted Net income (loss) attributable to Gannett before (1) Gains or losses on the early extinguishment of debt, (2) Loss on convertible notes derivative, (3) Integration and reorganization costs, (4) Other operating expenses, including third-party debt expenses and acquisition costs, (5) Asset impairments, (6) Goodwill and intangibles impairments, (7) Gains or losses on the sale or disposal of assets, (8) certain other non-recurring charges, and (9) the tax impact of the above items.

•Free cash flow is a non-GAAP liquidity measure that adjusts our reported U.S. GAAP results for items we believe are critical to the ongoing success of our business. The Company defines Free cash flow as Cash provided by (used for) operating activities as reported on the Consolidated statement of cash flows less capital expenditures, which results in a figure representing Free cash flow available for use in operations, additional investments, debt obligations, and returns to stockholders. The most directly comparable U.S. GAAP financial measure is Cash provided by (used for) operating activities.

•Same store revenues is a non-GAAP performance measure based on GAAP revenues for Gannett for the current period, excluding (1) acquired revenues (2) currency impact, and (3) exited operations.

Management’s Use of Non-GAAP Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measurements of financial performance under U.S. GAAP and should not be considered in isolation or as an alternative to income (loss) from operations, net income (loss), margin, revenues, cash flow provided by (used for) operating activities, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. We believe these non-GAAP financial measures, as we have defined them, are helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations. These measures provide an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance.

We use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues as measures of our day-to-day operating performance, which is evidenced by the publishing and delivery of news and other media and excludes certain expenses that may not be indicative of our day-to-day business operating results.

Limitations of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues

Each of our non-GAAP measures have limitations as analytical tools. They should not be viewed in isolation or as a substitute for U.S. GAAP measures of earnings or cash flows. Material limitations in making the adjustments to our earnings to calculate Adjusted EBITDA and Adjusted Net income (loss) attributable to Gannett using these non-GAAP financial measures as compared to U.S. GAAP net income (loss) include: the cash portion of interest / financing expense, income tax (benefit) provision, and charges related to asset impairments, which may significantly affect our financial results.

Management believes these items are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial measures to supplement our U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting our business.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not alternatives to net income, margin, income from operations, cash flows provided by (used for) operations or revenues as calculated and presented in accordance with U.S. GAAP. As such, they should not be considered or relied upon as substitutes or alternatives for any such U.S. GAAP financial measure. We strongly urge you to review the reconciliations of Net income (loss) attributable to Gannett to Adjusted EBITDA, Adjusted EBITDA margin, Net income (loss) attributable to Gannett to Adjusted Net income (loss) attributable to Gannett, Cash provided by (used for) operations to Free cash flow and Revenues to Same Store revenues along with our Consolidated financial statements included elsewhere in this report. We also strongly urge you not to rely on any single financial measure to evaluate our business. In addition, because Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measures of financial performance under U.S. GAAP and are susceptible to varying calculations, the Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues measures as presented in this report may differ from and may not be comparable to similarly titled measures used by other companies.

Non-GAAP Outlook

Our 2024 business outlook and our mid-term outlook included in this release include certain non-GAAP measures, including Same store revenues, Adjusted EBITDA, Free cash flow, and Free cash flow CAGR. CAGR is a compound annual growth rate over the time period noted for Free cash flow. We believe providing expected Free cash flow CAGR as part of our outlook is meaningful to share with investors and an indication of what management believes is an important measure of growth. The outlook for each of these non-GAAP items does not factor in the impact of any further acquisitions or dispositions. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures. We have not reconciled non-GAAP forward-looking Same store revenues, Adjusted EBITDA, Free cash flow, and Free cash flow CAGR to their most directly comparable GAAP measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts to estimate and quantify various necessary GAAP components largely because forecasting or predicting our future operating results is subject to many factors or future events out of our control, is unavailable, or is not readily predictable, and could significantly impact, either individually or in the aggregate, our comparable GAAP measures. Accordingly, we are unable to provide a full reconciliation of the non-GAAP measures used in our outlook without unreasonable efforts.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA
(Unaudited)

Table No. 5	Three months ended December 31, 2023
In thousands	Domestic Gannett Media	Newsquest	Digital Marketing Solutions	Corporate and other	Consolidated Total
Net income (loss) attributable to Gannett	$26,915	$11,107	$8,043	$(68,957)	$(22,892)
Provision for income taxes	—	—	—	21,581	21,581
Interest expense	—	—	—	26,969	26,969
Gain on early extinguishment of debt	—	—	—	(1,316)	(1,316)
Non-operating pension income	(209)	(2,166)	—	—	(2,375)
Depreciation and amortization	25,721	2,063	5,993	4,719	38,496
Integration and reorganization costs	3,248	677	182	1,902	6,009
Other operating expenses	—	215	—	507	722
Loss (gain) on sale or disposal of assets, net	703	(29)	92	2	768
Share-based compensation expense	—	—	—	3,840	3,840
Other items	(280)	(538)	(1,815)	4,937	2,304
Adjusted EBITDA (non-GAAP basis)	$56,098	$11,329	$12,495	$(5,816)	$74,106
Net income (loss) attributable to Gannett margin	5.1%	19.1%	6.7%	NM	(3.4)%
Adjusted EBITDA margin (non-GAAP basis)	10.6%	19.5%	10.4%	NM	11.1%
NM indicates not meaningful.

	Three months ended December 31, 2022
In thousands	Domestic Gannett Media	Newsquest	Digital Marketing Solutions	Corporate and other	Consolidated Total
Net income (loss) attributable to Gannett	$28,545	$12,248	$11,971	$(19,997)	$32,767
Benefit for income taxes	—	—	—	(31,300)	(31,300)
Interest expense	—	—	—	28,526	28,526
Gain on early extinguishment of debt	—	—	—	(2,663)	(2,663)
Non-operating pension income	(2,135)	(5,455)	—	—	(7,590)
Depreciation and amortization	27,302	1,819	5,892	4,918	39,931
Integration and reorganization costs	16,839	1,021	233	9,427	27,520
Other operating expenses	—	—	—	227	227
Asset impairments	46	—	—	—	46
Loss (gain) on sale or disposal of assets, net	2,729	—	1	(1)	2,729
Share-based compensation expense	—	—	—	3,474	3,474
Other items	(366)	(445)	(1,693)	(811)	(3,315)
Adjusted EBITDA (non-GAAP basis)	$72,960	$9,188	$16,404	$(8,200)	$90,352
Net income attributable to Gannett margin	4.8%	21.8%	9.9%	NM	4.5%
Adjusted EBITDA margin (non-GAAP basis)	12.4%	16.4%	13.5%	NM	12.4%
NM indicates not meaningful.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA
(Unaudited)

Table No. 5 (continued)	Year ended December 31, 2023
In thousands	Domestic Gannett Media	Newsquest	Digital Marketing Solutions	Corporate and other	Consolidated Total
Net income (loss) attributable to Gannett	$114,254	$49,257	$28,841	$(220,143)	$(27,791)
Provision for income taxes	—	—	—	21,729	21,729
Interest expense	—	—	—	111,776	111,776
Gain on early extinguishment of debt	—	—	—	(4,529)	(4,529)
Non-operating pension income	(705)	(8,677)	—	—	(9,382)
Depreciation and amortization	112,201	8,792	23,795	17,834	162,622
Integration and reorganization costs	5,582	1,763	784	16,339	24,468
Other operating expenses	139	215	—	1,196	1,550
Asset impairments	1,370	—	—	—	1,370
(Gain) loss on sale or disposal of assets, net	(38,937)	(42)	324	(1,446)	(40,101)
Share-based compensation expense	—	—	—	16,567	16,567
Other items	737	(1,180)	(521)	10,368	9,404
Adjusted EBITDA (non-GAAP basis)	$194,641	$50,128	$53,223	$(30,309)	$267,683
Net income (loss) attributable to Gannett margin	5.5%	21.1%	6.0%	NM	(1.0)%
Adjusted EBITDA margin (non-GAAP basis)	9.3%	21.4%	11.1%	NM	10.0%
NM indicates not meaningful.

	Year ended December 31, 2022
In thousands	Domestic Gannett Media	Newsquest	Digital Marketing Solutions	Corporate and other	Consolidated Total
Net income (loss) attributable to Gannett	$63,225	$49,301	$26,919	$(217,447)	$(78,002)
Provision for income taxes	—	—	—	1,349	1,349
Interest expense	—	—	—	108,366	108,366
Gain on early extinguishment of debt	—	—	—	(399)	(399)
Non-operating pension income	(35,921)	(23,032)	—	—	(58,953)
Depreciation and amortization	130,557	7,374	26,431	17,660	182,022
Integration and reorganization costs	55,575	4,425	1,108	26,866	87,974
Other operating expenses	2	725	—	1,165	1,892
Asset impairments	1,056	—	—	—	1,056
(Gain) loss on sale or disposal of assets, net	(6,738)	(319)	179	(5)	(6,883)
Share-based compensation expense	—	—	—	16,751	16,751
Other items	(108)	1,553	2,943	(2,278)	2,110
Adjusted EBITDA (non-GAAP basis)	$207,648	$40,027	$57,580	$(47,972)	$257,283
Net income (loss) attributable to Gannett margin	2.7%	21.0%	5.7%	NM	(2.6)%
Adjusted EBITDA margin (non-GAAP basis)	8.7%	17.1%	12.3%	NM	8.7%
NM indicates not meaningful.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO GANNETT
(Unaudited)

Table No. 6	Three months ended December 31,		Year ended December 31,
In thousands	2023	2022	2023	2022
Net (loss) income attributable to Gannett	$(22,892)	$32,767	$(27,791)	$(78,002)
Gain on early extinguishment of debt	(1,316)	(2,663)	(4,529)	(399)
Integration and reorganization costs	6,009	27,520	24,468	87,974
Other operating expenses	722	227	1,550	1,892
Asset impairments	—	46	1,370	1,056
Loss (gain) on sale or disposal of assets, net	768	2,729	(40,101)	(6,883)
Other items	(99)	(932)	(196)	(1,596)
Subtotal	(16,808)	59,694	(45,229)	4,042
Tax impact of above items	(1,412)	(6,489)	4,247	(19,754)
Adjusted Net (loss) income attributable to Gannett (non-GAAP basis)	$(18,220)	$53,205	$(40,982)	$(15,712)

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW
(Unaudited)

Table No. 7	Three months ended December 31,		Year ended December 31,
In thousands	2023	2022	2023	2022
Cash provided by operating activities (GAAP basis)	$21,157	$7,794	$94,574	$40,776
Capital expenditures	(8,409)	(9,433)	(38,116)	(45,376)
Free cash flow (non-GAAP basis)(1)	$12,748	$(1,639)	$56,458	$(4,600)
(1) For the three months ended December 31, 2023 and 2022, free cash flow was negatively impacted by interest paid of $33.2 million and $35.5 million, respectively, integration and reorganization costs of $6.7 million and $13.8 million, respectively. In addition, for the three months ended December 31, 2023, free cash flow was negatively impacted by other costs of $5.6 million and for the three months ended December 31, 2022, there were no other costs impacting free cash flows. For the year ended December 31, 2023 and 2022, free cash flow was negatively impacted by interest paid of $89.3 million and $86.5 million, respectively, integration and reorganization costs of $53.7 million and $64.8 million, respectively, and other costs of $13.2 million and $3.3 million, respectively.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - CONSOLIDATED
(Unaudited)

Table No. 8	Three months ended December 31,			Year ended December 31,
In thousands	2023	2022	% Change	2023	2022	% Change
Print advertising revenues	$142,162	$164,587	(13.6)%	$576,545	$670,882	(14.1)%
Acquired revenues	—	—		(3,825)	—
Currency impact	(1,017)	—		(635)	—
Exited operations(1)	—	(4,931)		—	(31,373)
Same store print advertising revenues	$141,145	$159,656	(11.6)%	$572,085	$639,509	(10.5)%

Digital advertising and marketing services revenues	$210,992	$210,980	—%	$810,569	$825,255	(1.8)%
Acquired revenues	—	—		(1,631)	—
Currency impact	(762)	—		1,206	—
Exited operations(1)	—	(322)		—	(2,461)
Same store digital advertising and marketing services revenues	$210,230	$210,658	(0.2)%	$810,144	$822,794	(1.5)%

Advertising and marketing services revenues	$353,154	$375,567	(6.0)%	$1,387,114	$1,496,137	(7.3)%
Acquired revenues	—	—		(5,456)	—
Currency impact	(1,779)	—		571	—
Exited operations(1)	—	(5,253)		—	(33,834)
Same store advertising and marketing services revenues	$351,375	$370,314	(5.1)%	$1,382,229	$1,462,303	(5.5)%

Circulation revenues	$225,820	$256,679	(12.0)%	$927,821	$1,084,637	(14.5)%
Acquired revenues	—	—		(2,989)	—
Currency impact	(978)	—		(610)	—
Exited operations(1)	—	(1,214)		—	(7,504)
Same store circulation revenues	$224,842	$255,465	(12.0)%	$924,222	$1,077,133	(14.2)%

Other revenues	$90,431	$98,418	(8.1)%	$348,615	$364,529	(4.4)%
Acquired revenues	—	—		(629)	—
Currency impact	(395)	—		(208)	—
Exited operations(1)	—	(43)		—	(471)
Same store other revenues	$90,036	$98,375	(8.5)%	$347,778	$364,058	(4.5)%

Revenues	$669,405	$730,664	(8.4)%	$2,663,550	$2,945,303	(9.6)%
Acquired revenues	—	—		(9,074)	—
Currency impact	(3,152)	—		(247)	—
Exited operations(1)	—	(6,510)		—	(41,809)
Same store revenues	$666,253	$724,154	(8.0)%	$2,654,229	$2,903,494	(8.6)%
(1)    In 2023, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - TOTAL DIGITAL REVENUES, TOTAL DIGITAL MEDIA REVENUES and DIGITAL-ONLY SUBSCRIPTION REVENUES
(Unaudited)

Table No. 9	Three months ended December 31,			Year ended December 31,
In thousands	2023	2022	% Change	2023	2022	% Change
Digital revenues(1)	$277,145	$269,234	2.9%	$1,050,370	$1,038,580	1.1%
Acquired revenues	—	—		(1,927)	—
Currency impact	(989)	—		1,067	—
Exited operations(2)	—	(454)		—	(3,180)
Same store digital revenues	$276,156	$268,780	2.7%	$1,049,510	$1,035,400	1.4%

	Three months ended December 31,			Year ended December 31,
In thousands	2023	2022	% Change	2023	2022	% Change
Digital media revenues	$78,825	$75,859	3.9%	$280,596	$299,775	(6.4)%
Acquired revenues	—	—		(1,145)	—
Currency impact	(606)	—		(379)	—
Exited operations(2)	—	(201)		—	(1,408)
Same store digital media revenues	$78,219	$75,658	3.4%	$279,072	$298,367	(6.5)%

	Three months ended December 31,			Year ended December 31,
In thousands	2023	2022	% Change	2023	2022	% Change
Digital-only subscription revenues	$41,895	$35,487	18.1%	$155,621	$132,618	17.3%
Acquired revenues	—	—		(49)	—
Currency impact	(80)	—		(53)	—
Exited operations(2)	—	(131)		—	(661)
Same store digital-only subscription revenues	$41,815	$35,356	18.3%	$155,519	$131,957	17.9%
(1)    Total Digital revenues include Digital advertising and marketing services revenues, Digital-only subscription revenues, and Other Digital revenues, including digital syndication, affiliate, production and licensing revenues.
(2)    In 2023, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - DIGITAL MARKETING SOLUTIONS SEGMENT
(Unaudited)

Table No. 10	Three months ended December 31,			Year ended December 31,
In thousands	2023	2022	% Change	2023	2022	% Change
Revenues - Digital Marketing Solutions	$120,384	$121,112	(0.6)%	$477,909	$468,883	1.9%
Currency impact	61	—		1,643	—
Exited operations(1)	—	—		—	—
Same store revenues - Digital Marketing Solutions	$120,445	$121,112	(0.6)%	$479,552	$468,883	2.3%
(1)    In 2023, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

KEY PERFORMANCE INDICATORS

A key performance indicator ("KPI") is generally defined as a quantifiable measurement or metric used to gauge performance, specifically to help determine strategic, financial, and operational achievements, especially compared to those of similar businesses.

We define Digital-only average revenue per user ("ARPU") as digital-only subscription average monthly revenues divided by the average digital-only paid subscriptions within the respective period. We define Core platform ARPU as core platform average monthly revenues divided by average monthly customer count within the period. We define Core platform revenues as revenue derived from customers utilizing our proprietary digital marketing services platform that are sold by either our direct or local market teams.

Management believes Digital-only ARPU, Core platform ARPU, digital-only paid subscriptions, core platform revenues and core platform average customer count are KPIs that offer useful information in understanding consumer behavior, trends in our business, and our overall operating results. Management utilizes these KPIs to track and analyze trends across our segments.

GANNETT CO., INC.
KEY PERFORMANCE INDICATORS
(Unaudited)

Table No. 11	Three months ended December 31,				Year ended December 31,
In thousands, except ARPU	2023	2022	Change	% Change	2023	2022	Change	% Change
Domestic Gannett Media
Digital-only ARPU	$7.09	$5.88	$1.21	20.6%	$6.46	$5.99	$0.47	7.8%

Newsquest
Digital-only ARPU	$6.18	$6.57	$(0.39)	(5.9)%	$6.14	$7.44	$(1.30)	(17.5)%

Total Gannett:
Digital-only ARPU	$7.05	$5.90	$1.15	19.5%	$6.45	$6.04	$0.41	6.8%

DMS:
Core platform revenues	$119,355	$119,713	$(358)	(0.3)%	$473,172	$462,067	$11,105	2.4%
Core platform ARPU	$2,663	$2,607	$56	2.1%	$2,620	$2,459	$161	6.5%
Core platform average customer count	14.9	15.3	(0.4)	(2.6)%	15.1	15.7	(0.6)	(3.8)%

Table No. 12	As of December 31,
In thousands	2023	2022	% Change
Digital-only paid subscriptions:
Domestic Gannett Media	1,912	1,970	(2.9)%
Newsquest	83	59	40.7%
Total Gannett	1,995	2,029	(1.7)%